UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 15, 2007, Rohm and Haas Company ("the Company") announced that it expects underlying earnings per share for the third quarter of 2007, excluding restructuring, asset impairments and the one-time pension charge, to be in the range of $0.85 to $0.87.

Item 8.01 Other Events.

As disclosed in the company’s Form 8-K filing on September 4, 2007, the Seventh Circuit Court of Appeals recently affirmed a decision of an Indiana Federal District Court that participants in the Rohm and Haas U.S. pension plans who elected a lump-sum benefit during a class period have the right to a cost-of-living adjustment as part of their retirement benefit. Rohm and Haas Company today announced that, as a result of this ruling, its third quarter results will include an after-tax, non-cash charge of $42 million, or $0.20 per share.

A copy of that press release announcing these expectations and the impact of the pension judgment is being furnished to the SEC as an exhibit to this form.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

October 15, 2007	By:	Jacques Croisetiere

Name: Jacques Croisetiere
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	October 15, 2007 Press Release